Exhibit 10.34
AMENDMENT NO. 8
TO THE
AMENDED AND RESTATED
BEARINGPOINT, INC. 401(k) PLAN
     WHEREAS, BearingPoint, Inc. (the “Company”) maintains the Amended and Restated BearingPoint, Inc. 401(k) Plan (the “Plan”);
     WHEREAS, pursuant to Section 12.1 of the Plan, the Company appointed a Committee as the administrator of the Plan (“Committee”);
     WHEREAS, pursuant to its authority under Section 16.1 of the Plan, the Committee acted on September 11, 2007, to amend the Plan, effective as of February 1, 2008, to permit Roth Contributions;
     WHEREAS, pursuant to its authority under Section 16.1 of the Plan, the Committee acted on December 5, 2008, to amend the Plan, effective as of January 1, 2008, to comply with the final Treasury Regulations under Section 415 of the Code; and
     WHEREAS, pursuant to its authority under Section 16.1 of the Plan, the Committee acted on December 5, 2008, to amend the Plan, effective as of January 1, 2009, to place a Plan Year limit on the amount of After-Tax Contributions a Participant can make under the Plan.
     NOW, THEREFORE, to implement the Committee’s action, the Plan is hereby amended, effective as set forth herein, in the following respects:
     1. Article 2 of the Plan is amended, effective February 1, 2008, by the addition of the following to the end of Section (1):
     “Effective February 1, 2008, “Account” shall also include a Participant’s Roth Account.”
     2. Article 2 of the Plan is amended, effective February 1, 2008, by the addition of Sections 34 and 35 to read as follows:
     “(34) Roth Account. The separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust fund attributable to Roth Contributions.
     (35) Roth Contributions. The amount paid by each Participating Company to the Trust Fund at the election of Participants pursuant to the terms of Section 4.1(e). The Company adopts a Qualified Roth Contribution Program under Code Section 402A and the applicable regulations and guidance issued by the Internal Revenue Service, and Roth Contributions are permitted, effective February 1, 2008.”

     3. The first sentence of Section 4.1(b) of the Plan is amended, effective February 1, 2008, to read as follows:
     “A Participant’s Salary Reduction Contributions and/or Roth Contributions shall continue in effect at the rate designated by a Participant pursuant to subsection (a) and/or (e) until the Participant changes such designation or suspends such contributions.”
     4. Section 4.1(d) of the Plan is amended, effective February 1, 2008, to read as follows:
     “(d) Catch-Up Contributions. All Employees who are eligible to make Salary Reduction Contributions and Roth Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions equal to a minimum of one percent and a maximum of 20 percent (or such other minimum or maximum percentages and/or amounts established by the Committee from time to time) of Compensation in accordance with, and subject to the limitations of, Section 414(v) of the Code (“Catch-Up Contributions”). Each Participant making Catch-Up Contributions shall designate such contributions as Salary Reduction Contributions or Roth Contributions, or a combination thereof. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 41(b), or 416 of the Code as applicable, by reason of the making of Catch-up Contributions. Catch-Up Contributions shall not be eligible for Employer Matching Contributions.”
     5. Section 4.1 of the Plan is amended, effective February 1, 2008, by the addition of subsection (e) to read as follows:
     “(e) Roth Contributions. Effective February 1, 2008, each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each regular payroll period and for each other payment of Compensation for which such Active Participant has a Roth Deferral Election in effect with such Participating Company, a Roth Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Roth Deferral Election. The amount of the Roth Contribution shall be determined in increments of 1 percent of such Active Participant’s Compensation for each payroll period. Subject to the provisions of subsection 6.1(a), an Active Participant may elect to reduce his Compensation for any period by a minimum of 1 percent and a maximum of 50 percent (or such other minimum or maximum percentages and/or amounts established by the Committee from time to time), provided that an Active Participant’s aggregate reduction under this subsection and Sections 4.1(a) and

5.1(a) for any period cannot exceed 50 percent. This Section is intended to meet the requirements of a Qualified Roth Contribution Program under Code Section 402A and the applicable regulations and guidance issued by the Internal Revenue Service.”
     6. The first paragraph of Section 4.2 of the Plan is amended, effective February 1, 2008, to read as follows:
     “Subject to the limitations set forth in Article 6, an Employer, in its sole discretion, may elect to contribute for each Plan Year on behalf of each Participant who (i) made Salary Reduction Contributions and/or Roth Contributions for the Plan Year and (ii) is employed on the last day of such Plan year, such amount as the Employer may determine. Matching contributions shall be stated as a percentage or percentages of the Participant’s Salary Reduction Contributions and/or Roth Contributions. The Employer shall designate the percentage or percentages for the Plan Year and may limit the amount or percentage of salary reduction contributions to be matched. Employer matching contributions shall be made only in cash.”
     7. The second sentence of Section 5.1(a) of the Plan is amended, effective February 1, 2008, to read as follows:
     “The aggregate amount of a Participant’s Salary Reduction Contributions, Roth Contributions and after-tax voluntary contributions for all Plan Years for a Participant shall not exceed 50% of his aggregate Compensation received while a Participant in this Plan.”
     8. Section 5.1(b) of the Plan is amended, effective January 1, 2009, to read as follows:
     “(b) Changes in the Rate or Suspension of After-Tax Voluntary Contributions. A Participant’s after-tax voluntary contributions shall continue in effect at the rate designated by a Participant pursuant to subsection (a) until the earlier of the date on which (i) the Participant changes such designation or suspends such contributions, or (ii) the Participant’s after-tax voluntary contributions for the Plan Year equal an amount established by the Committee as the maximum permissible after-tax voluntary contribution amount for such Plan Year. Subject to the limitation in (ii) above, a Participant may elect to change such designation or suspend contributions as of such time and in such manner as may be prescribed by the Committee, and a Participant who has ceased after-tax voluntary contributions pursuant to this subsection may resume after-tax voluntary contributions by making an election in the time and manner prescribed by the Committee. The Committee shall prescribe rules regarding the date and time by which any such election to change, suspend or resume after-tax voluntary contributions must be made in order to be applicable for a particular payroll period.”
     9. Section 5.2 of the Plan is amended, effective February 1, 2008, by the addition of the following to the end thereof:
     “Effective February 1, 2008, subject to Committee approval, the Plan will accept a Participant rollover contribution of a distribution from a qualified plan that maintains a Qualified Roth Contribution Program under Code Section 402A and the applicable regulations and guidance issued by the Internal Revenue Service (“Roth Rollover”). Such contributions shall be separately accounted for in a subaccount within the Participant’s Rollover Account.”
     10. Section 6.1(a) of the Plan is amended, effective February 1, 2008, to read as follows:
     “(a) General Rule. Notwithstanding the provisions of Section 4.1, a Participant’s Salary Reduction Contributions and/or Roth Contributions made pursuant to such Section for any calendar year shall not exceed the dollar limit prescribed by Section 402(g)(1)(B) of the Code (as adjusted for increases in cost-of-living in accordance with Section 402(g)(4) of the Code), plus any additional Salary Reduction Contributions and/or Roth Contributions permitted under Section 4.1(d) and Section 414(v) of the Code, if applicable.”
     11. The header and first sentence of Section 6.1(b) of the Plan are amended, effective February 1, 2008, to read as follows:
     “(b) Distribution of Excess Salary Reduction Contributions and/or Roth Contributions. With respect to any Participant, if for any calendar year the Salary Reduction Contributions and/or Roth Contributions to this Plan or the aggregate of Salary Reduction Contributions and/or Roth Contributions to this Plan plus amounts contributed to other plans or arrangements described in Sections 401(k), 403(b), 408(k) or 408(p) of the Code will exceed the limit imposed by subsection (a) of this Section for the calendar year in which such contributions were made (‘excess deferrals’), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Committee, be allowed to submit a written request that the excess deferrals, plus any income and minus any loss allocable thereto, be distributed to the Participant.”

12. Section 6.2 of the Plan is amended, effective January 1, 2008, to read as follows:
     “6.2 Limitations on Contributions. (a) Maximum Permissible Amount and Incorporation of Code Section 415 by Reference. Notwithstanding any provision of this Plan to the contrary, except as otherwise provided in this Section, total Annual Additions made to the Account of a Participant for a Limitation Year shall not exceed the “Maximum Permissible Amount,” which is the lesser of:
(1)	$40,000, as adjusted pursuant to Code Section 415(d) and Treasury Regulation Section 1.415(d)-1(b); or

(2)	100% of the Participant’s Compensation for the Limitation Year.
For purposes of determining whether the Annual Additions under this Plan exceed the Maximum Permissible Amount, all defined contribution plans of the Employer are to be treated as one defined contribution plan.
In accordance with Treasury Regulation Section 1.415(a)-1(d)(3), the Plan incorporates by reference the limitations on contributions under Code Section 415 and as provided under Treasury Regulation Section 1.415(c)-1 et seq. (as may be revised or amended from time to time by the Internal Revenue Service). Unless otherwise provided in this Section, the default rules under Code Section 415 Treasury Regulations shall apply with respect to the limitations under this Section.
For purposes of determining a Participant’s Maximum Permissible Amount for any Limitation Year, in addition to amounts of Compensation included for the Limitation Year in accordance with the timing rules under the provisions in Treasury Regulation Section 1.415-2(e), such Participant’s Compensation for the Limitation Year shall include:
     (i) Amounts paid after a Participant’s severance from employment for services during the Participant’s regular working hours or outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments if (A) such Compensation would have been paid to the Participant prior to his severance from employment if he had continued in employment with the Employer and (B) such Compensation is paid by the later of 2 1/2 months after the Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of such severance from employment; and
     (ii) Amounts paid after a Participant’s severance from employment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued, provided that such amounts (A) are paid by the later of 2 1/2 months after severance from employment with the Employer or the end of the Limitation Year that includes the date of such severance from employment; and (B) would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Employer.
     (b) Definitions. For purposes of this Section, the following terms shall have the following meanings:
      (i) Employer: The Company and any other Employer that adopts this Plan; provided, however, that in the case of a group of employers which constitutes a controlled group of corporations (as defined in Code Section 414(b), as modified by Code Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)) or an affiliated service group (as defined in Code Section 414(m)), all such employers shall be considered a single employer for purposes of applying the limitations of this Section for any portion of a Limitation Year during which such employers were so controlled or affiliated.
     (ii) Limitation Year: A 12 consecutive month period ending on December 31.
     (iii) Compensation: For purposes of determining the Maximum Permissible Amount, a Participant’s Compensation:
     (A) includes:
     Wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer to the extent that such amounts are includable in gross income (or to the extent amounts that would have been received and includible in gross income but for an election by the Participant under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b)), including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation Section 1.62-2(c);
     and (B) excludes:
     (1) Contributions (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i) or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent the contributions are not included in the gross income of the Participant for the taxable year in which contributed, and any amounts paid to a Participant from a plan of deferred compensation (whether or not qualified) regardless of whether such amounts are includable in the gross income of the Participant when distributed;
     (2) Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation Section 1.421-1(b)) or when restricted stock or other property held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83 and the Treasury Regulations thereunder;
     (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (within the meaning of Treasury Regulation Section 1.421-1(b));
     (4) Other amounts which receive special tax benefits, such as, for example, premiums for group-term life insurance, to the extent such amounts are not includible in the gross income of the Participant and are not salary reduction amounts under Code Section 125; and
     (5) Other items of remuneration that are similar to the items listed above in clauses (B)(1) through (4).
The foregoing notwithstanding, for purposes of this Section, Compensation shall not exceed the limitation under Code Section 401(a)(17)(A), as adjusted for cost-of-living increases pursuant to Code Section 401(a)(17)(B), but shall not be limited to the earliest payments made to or on behalf of a Participant with respect to a Limitation Year.
     (iv) Annual Additions: With respect to each Limitation Year, to the extent allocated to a Participant’s Account in accordance with the timing rules of Treasury Regulation Section 1.415(c)-1(b)(6), the total of the Participant’s Salary Reduction Contributions, Roth Contributions, After-Tax Contributions, Employer Matching Contributions, Employer Profit Sharing Contributions and forfeitures, amounts described in Code Sections 415(l) and 419A(d)(2), and amounts allocated to a Participant’s Account under a corrective amendment that complies with the requirements of Treasury Regulation Section 1.401(a)(4)-11(g); but excluding Catch-Up Contributions made pursuant to Section 4.1(d), Rollover Amounts contributed pursuant to Section 5.2, restorative payments described in Treasury Regulation Section 1.415(c)-1(b)(2)(ii)(C), Excess Deferrals distributed in accordance with Section 6.1(b) and Treasury Regulation Section 1.402(g)-1(e)(2) or (3), and such other amounts specifically excluded under Treasury Regulation Section 1.415(c)-1(b)(3). Contributions made with respect to

Qualified Military Service in accordance with Section 10.5 shall be considered an Annual Addition for the Limitation Year to which the Contribution relates.
     (c) Prospective Reduction of Participant Contributions. If during a Limitation Year the Committee determines that the Maximum Permissible Amount will be exceeded for the Limitation Year, the Salary Reduction Contributions, Roth Contributions, and/or After-Tax Voluntary Contribution elections of affected Participants may be (but is not required to be) reduced by the Committee on a temporary and prospective basis in such manner as the Committee will determine.
     (d) Excess Amounts and EPCRS. To the extent a Participant’s Annual Additions for a Limitation Year exceed the Participant’s Maximum Permissible Amount, except as otherwise permitted under the Treasury Regulations or other guidance issued by the Internal Revenue Service, such result shall be corrected in accordance with procedures available under the Internal Revenue Service’s Employee Plans Compliance Resolution System in effect at the time of the correction.”
     13. The first paragraph of Section 6.3(a) of the Plan is amended, effective February 1, 2008, to read as follows:
     “Notwithstanding the provisions of Section 4.1, if the Salary Reduction Contributions and/or Roth Contributions made pursuant to such Section for a Plan Year fail to satisfy both of the tests set forth in paragraph (1) and (2) of this subsection, the adjustments prescribed in paragraph (1) of subsection (e) of this Section shall be made. Notwithstanding any other provision of the Plan to the contrary, references elsewhere in this Section 6.3 to ‘Salary Reduction Contributions’ shall include ‘Roth Contributions’ and references to ‘Salary Reduction Account’ shall include ‘Roth Account.’”
     14. Section 8.1(a) of the Plan is amended, effective February 1, 2008, by the addition of the following to the end thereof:
     “(v) if Roth Contributions are made or have been made for a Participant, a Roth Account.”
     15. Section 8.4 of the Plan is amended, effective February 1, 2008, by the addition of the following to the end thereof:
     “(g) Allocation of Roth Contributions. Roth Contributions made pursuant to Section 4.1 shall be allocated to the Roth Account of each Participant for whom such contributions are made as soon as practicable after the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee and shall be credited to such Participant’s Account as of such Valuation Date.”
     16. The first sentence of Section 9.1(b) of the Plan is amended, effective February 1, 2008, to read as follows:
     “A Participant who is an Employee may withdraw as of any Valuation Date all or a portion of the balance of his Salary Reduction Account and/or Roth Account only if the Participant has incurred a financial hardship. Notwithstanding any other provision of the Plan to the contrary, references elsewhere in this Section 9.1(b) to ‘Salary Reduction Contributions’ shall include ‘Roth Contributions’ and references to ‘Salary Reduction Account’ shall include ‘Roth Account.”’
     17. Section 9.1(b)(4) of the Plan is amended, effective February 1, 2008, to read as follows:
     “(4) The Participant’s elective deferrals and contributions under this Plan, including Roth Contributions effective as of February 1, 2008, and employee contributions under all other plans maintained by the Employer will be suspended for six (6) months after receipt of the hardship withdrawal. Other plans maintained by the Employer means all qualified and nonqualified plans of deferred compensation maintained by the Employer, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of section 125 of the Code, and stock option, stock purchase, or similar plans maintained by the Employer, however, it does not include the mandatory employee contribution portion of a defined benefit plan or a health or welfare benefit plan (including one that is part of a cafeteria plan).”
     18. The first sentence of Section 9.1(f) of the Plan is amended, effective February 1, 2008, to read as follows:
“Any amounts withdrawn pursuant to this Section shall be charged to the Participant’s Accounts.”
     19. The second sentence of Section 9.2(a) of the Plan is amended, effective February 1, 2008, to read as follows:
“The principal balance of such loan shall not exceed the lesser of (i) 50% of the balance of the Participant’s Salary Reduction Account, Rollover Account, Roth Account and the vested portion of his Matching Account as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and

(ii) $50,000, reduced by the excess, if any, of the highest outstanding loan balance of the Participant under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made over the outstanding balance of loans from all such plans on the date on which such loan is made. Notwithstanding any other provision of the Plan to the contrary, references elsewhere in this Section 9.2 to ‘Salary Reduction Contributions’ shall include ‘Roth Contributions’ and references to ‘Salary Reduction Account’ shall include ‘Roth Account.’”
     20. The first paragraph of Section 9.2(b) of the Plan is amended, effective February 1, 2008, to read as follows:
“(b) Conditions for Loans. Amounts equal to any loan made pursuant to this Section shall be transferred from the Participant’s Account according to the source ordering rules specified in the BearingPoint, Inc. 401(k) Plan Loan Procedures. Any loan approved by the Committee pursuant to the preceding paragraph (a) shall be made only upon the following terms and conditions:”
     21. The first paragraph of Section 9.3(a)(2) of the Plan is amended, effective February 1, 2008, to read as follows:
“A Participant shall be fully vested at all times in the entire balance of the Participant’s Salary Reduction Account, Roth Account, Rollover Account, and Voluntary Contribution Account. If a Participant’s employment terminates under circumstances other than those described in paragraph (1) above, the Participant shall be vested in a percentage of the value of his Matching Account and Profit Sharing Account determined by reference to the number of the Participant’s Years of Service, in accordance with the following schedule:”
     22. Section 9.5(b)(i) of the Plan is amended, effective February 1, 2008, by the addition of the following to the end thereof:
     “If an Eligible Rollover Distribution includes Roth Contributions, the term Eligible Retirement Plan means, with respect to such Roth Contributions, a qualified trust described in Section 401(a) of the Code which separately accounts for such Roth Contributions or a Roth IRA as defined in Section 408A of the Code.”
     23. Section 10.5(a) of the Plan is amended, effective February 1, 2008, to read as follows:

     “Make Up of Salary Deferral Contributions and Roth Contributions. Such Employee shall be entitled to make contributions under the Plan (‘make up deferrals’), in addition to any Salary Reduction Contributions and/or Roth Contributions which the Employee elects to have made under the Plan pursuant to Section 4.1. From time to time while employed by an Employer, such Employee may elect to contribute such make up deferrals during the period beginning on the date of such Employee’s reemployment and ending on the earlier of:
     (i) the end of the period equal to the product of three and such Employee’s period of qualified military service, and
     (ii) the fifth anniversary of the date of such reemployment.
     Such Employee shall not be permitted to contribute make up deferrals to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Salary Reduction Contributions and/or Roth Contributions if the Employee had continued in employment with his Employer during such period of qualified military service. The manner in which an Eligible Employee may elect to contribute make up deferrals pursuant to this subsection (a) shall be prescribed by the Committee.”
     IN WITNESS WHEREOF, this amendment has been executed on behalf of the Corporation by the undersigned duly authorized officer of the Corporation, effective as set forth herein.

BEARINGPOINT, INC.

Date: December 12, 2008	By: Its:	/s/ Sean Huurman Managing Director, Global Rewards